UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2009

River Rock Entertainment Authority

(Exact name of registrant as specified in its charter)

Not Applicable	333-115186	68-0490898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Highway 128 East Geyserville, California		95441
(Address of principal executive offices)		(Zip Code)

(707) 857-2777

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The River Rock Entertainment Authority (the “Authority”) is governed by a five-member Board of Directors, consisting of the same five members as those of the Board of Directors of the Dry Creek Rancheria Band of Pomo Indians (the “Tribe”). The Tribe’s Board of Directors is elected biannually by the Tribal Council (the voting membership of the Tribe), and includes a Chairperson, a Vice Chairperson, a Secretary/Treasurer and two members at large.

On May 16, 2009, Mr. Harvey Hopkins was elected as Chairman of the Tribe’s Board of Directors, Mr. Augusto “Gus” Pina was elected as Vice Chairman of the Tribe’s Board of Directors, Ms. Salvina Norris was elected Secretary/Treasurer of the Tribe’s Board of Directors and Mr. Gabe Nevarez and Ms. Marina Nojima each were elected as Member at Large of the Tribe’s Board of Directors.

Mr. Hopkins has served as Chairman of the Tribe’s Board of Directors since November 2004 and was Chairman of the Authority from November 2004 through July 2006. Since July 2006, Mr. Hopkins has served as a member of the Board of Directors of the Authority. On May 18, 2009, Mr. Hopkins was appointed Chairman of the Board of Directors of the Authority.

Mr. Pina was a Member at Large of the Boards of Directors of the Tribe and the Authority since November 2004. On May 18, 2009, Mr. Pina was appointed Vice Chairman of the Board of Directors of the Authority. Mr. Pina also serves as vice chairman of the Corporate Board of the Tribe’s Section 17 Federal Charter which as established in 2009.

Ms. Norris was employed in 2005 at River Rock Casino working in security and thereafter working in the slots department.  Thereafter, Ms. Norris worked in document control for the Project Development Department of the Tribe. Ms. Norris also served on the Tribe’s Code of Conduct Committee.

Ms. Nojima worked for the Tribe from 2003 to 2006 as an Indian Child Welfare Advocate.  She left employment with the Tribe to obtain her Bachelor’s of Arts Degree in Psychology in 2006 from Sonoma State University.  Ms. Nojima also was a member of the Tribe’s Education and Peace and Protection Committees.

Mr. Nevarez has served as a Member at Large of the Boards of Directors of the Tribe and the Authority since October 2006. Mr. Nevarez had previously served on the Tribe’s Board of Directors from 1998 through 2004 and on the Authority’s Board of Directors from its inception through November 2004.  Mr. Nevarez also serves as secretary of the Corporate Board of the Tribe’s Section 17 Federal Charter which as established in 2009.

No determination has been made to date as to the committees on which any of the members will serve. There is no arrangement or understanding pursuant to which the members of the Board of Directors were elected, and there are no related party transactions between any of the members of the Board of Directors and the Authority which are known to date.

Ms. Betty Arterberry, previously the Vice Chairperson of the Board of Directors of the Tribe and the Chairperson of the Board of Directors of the Authority, and Ms. Margie Rojes, previously the Secretary/Treasurer of the Board of Directors of the Tribe and the Authority, were not re-elected to the Board of the Directors of the Tribe and Authority.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 20, 2009

River Rock Entertainment Authority

By:	/s/ Joseph R. Callahan
Joseph R. Callahan Chief Financial Officer